Exhibit 21

Windstream Corporation

List of Subsidiaries

as of 12/31/2008

Name of Subsidiary	State of Organization	Name under Which it Does Business
Carolina Personal Communications, Inc.	NC
CT Cellular, Inc.	NC
CT Communications, Inc.	NC
CT Wireless Cable, Inc.	NC
CTC Video Services, LLC	NC
Georgia Windstream, LLC	DE	Windstream Communications
Kerrville Cellular, LLC	TX
Kerrville Communications Corporation	DE
Kerrville Mobile Holdings, LLC	TX
Kerrville Wireless Holdings, LLC	TX
Oklahoma Windstream, LLC	OK	Windstream Communications
Progress Place Realty Holding Company, LLC	NC
Southwest Enhanced Network Services, LP	DE
Teleview, LLC	GA
Texas Windstream, Inc.	TX	Windstream Communications
TriNet, LLC	GA
Valor Telecommunications Enterprises Finance, Corp.	DE
Valor Telecommunications Enterprises II, LLC	DE
Valor Telecommunications Enterprises, LLC	DE
Valor Telecommunications Investments, LLC	DE
Valor Telecommunications of Texas, LP	DE	Windstream Communications Southwest
Wavetel, LLC	DE
WaveTel NC License Corporation	DE
Wavetel TN, LLC	DE
Webserve, Inc.	NC
Windstream Accucomm Networks, LLC	GA	Windstream Communications
Windstream Accucomm Telecommunications, LLC	GA	Windstream Communications
Windstream Alabama, LLC	AL	Windstream Communications

Name of Subsidiary	State of Organization	Name under Which it Does Business
Windstream Arkansas, LLC	DE	Windstream Communications
Windstream Communications Kerrville, LLC	TX
Windstream Communications Telecom, LLC	TX
Windstream Communications, Inc.	DE
Windstream Concord Telephone, Inc.	NC	Windstream Communications
Windstream CTC Internet Services, Inc.	NC	Windstream Communications
Windstream Florida, Inc.	FL	Windstream Communications
Windstream Georgia Communications, LLC	GA	Windstream Communications
Windstream Georgia Telephone, LLC	GA	Windstream Communications
Windstream Georgia, LLC	GA	Windstream Communications
Windstream Holding of the Midwest, Inc.	NE
Windstream Kentucky East, LLC	DE	Windstream Communications
Windstream Kentucky West, LLC	KY	Windstream Communications
Windstream Kerrville Long Distance, LLC	TX
Windstream Mississippi, LLC	DE	Windstream Communications
Windstream Missouri, Inc.	MO	Windstream Communications
Windstream Nebraska, Inc.	DE	Windstream Communications
Windstream Network Services of the Midwest, Inc.	NE	Windstream Communications
Windstream New York, Inc.	NY	Windstream Communications
Windstream North Carolina, LLC	NC	Windstream Communications
Windstream of the Midwest, Inc.	NE	Windstream Communications
Windstream Ohio, Inc.	OH	Windstream Communications
Windstream Oklahoma, LLC	DE	Windstream Communications
Windstream Pennsylvania, LLC	DE	Windstream Communications
Windstream South Carolina, LLC	SC	Windstream Communications

Name of Subsidiary	State of Organization	Name under Which it Does Business
Windstream Southwest Long Distance, LP	DE
Windstream Standard, LLC	GA	Windstream Communications
Windstream Sugar Land, Inc.	TX	Windstream Communications
Windstream Supply, LLC	OH
Windstream Systems of the Midwest, Inc.	NE	Windstream Communications
Windstream Western Reserve, Inc.	OH	Windstream Communications
Wireless One of North Carolina, LLC	DE

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